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                                                               EX 23 (h) (2) (a)

   AMENDMENT NO. 1 DATED FEBRUARY 19, 2003, TO THE TRANSFER AGENCY, DIVIDEND DISBURSING AGENCY, AND SHAREHOLDER SERVICING AGENCY AGREEMENT DATED JULY 1,
 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND FINANCIAL DATA SERVICES, INC.
                                 ("AGREEMENT")

                                    EXHIBIT A

This Amendment reflects the name change and addition of the Portfolios of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust:

                                 Name of Fund
                Roszel/Delaware Trend Portfolio

                Roszel/Lord Abbett Affiliated Portfolio

                Roszel/PIMCO CCM Capital Appreciation Portfolio

                Roszel/Delaware Small-Mid Cap Growth Portfolio
                (formerly Roszel/Neuberger Berman Small Cap Growth Portfolio)


                                                MLIG VARIABLE INSURANCE TRUST



                                                By: /s/ Michael P. Cogswell
                                                    ----------------------------
                                                Michael P. Cogswell
                                                President and Trustee

      ATTEST:

      /s/ Edward W. Diffin, Jr.
      ---------------------------




                                                FINANCIAL DATA SERVICES, INC.


                                                By: /s/ Sharon Hockersmith
                                                    ----------------------------
                                                Sharon Hockersmith
                                                Vice President

      ATTEST:

      /s/ Kelley J. Woods
      ---------------------------